UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 17, 2007 (December 11, 2007)
The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio	43041

(Address of principal executive offices)	(Zip Code)
(937) 644-0011
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Index to Exhibits
EX-10.1
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement with Denise S. Stump
On November 19, 2007, The Scotts Company LLC (“Scotts LLC”), a wholly-owned subsidiary of The Scotts Miracle-Gro Company (the “Registrant”), executed an employment agreement with Denise S. Stump to reflect the terms and conditions of Ms. Stump’s continued employment with Scotts LLC and the Registrant as Executive Vice President — Global Human Resources. Ms. Stump executed the employment agreement on December 11, 2007.
The initial term of Ms. Stump’s employment agreement extends from October 1, 2007 through September 30, 2010, subject to earlier termination as provided in the agreement. The term of the employment agreement will automatically extend for successive one-year terms thereafter unless either Scotts LLC or Ms. Stump gives written notice at least 60 days prior to the end of the then current term that such party does not wish the next automatic extension to continue the agreement. If a change in control (as such term is defined in the employment agreement) occurs during the initial three-year term of the agreement or any successive term, the term of the agreement shall be the later of (1) the remainder of the initial three-year term or (2) two years beyond the month in which the effective date of such change in control occurs.
The employment agreement provides for an annual base salary of $321,400. The Compensation and Organization Committee of the Board of Directors of the Registrant (the “Committee”) will review Ms. Stump’s base salary at least annually to determine whether and to what extent it will be adjusted.
Under the employment agreement, Ms. Stump is eligible to receive an annual incentive compensation (bonus) award based upon performance targets and award levels determined by the Committee in accordance with Scotts LLC’s annual incentive compensation plan for executives. In addition, Ms. Stump is eligible to receive a long-term incentive award based upon performance targets and award levels determined by the Committee in accordance with the long-term incentive compensation plan for Scotts LLC’s executives.
Pursuant to the employment agreement, Scotts LLC will provide to Ms. Stump all retirement and employee benefits which Scotts LLC makes available to its other executives and employees, subject to the applicable eligibility requirements of the underlying benefit arrangements. Scotts LLC will also provide Ms. Stump with a $12,000 annual automobile allowance and a $4,000 annual allowance for personal financial planning or personal financial planning up to a cost of that amount.
If Ms. Stump’s employment is terminated due to her death or disability, Scotts LLC shall pay to Ms. Stump (1) her base salary (subject to an offset, in the case of disability, for any disability payments received by Ms. Stump) through the effective date of termination (within 30 days of termination), (2) a prorated target annual bonus award based on her target bonus opportunity for the year in which termination occurs (within 70 days of termination and subject to Ms. Stump or her estate, as applicable, signing and not revoking a release within 60 days of termination) and (3) all other rights and benefits as to which Ms. Stump is vested under Scotts LLC’s other plans and programs.
Ms. Stump may voluntarily terminate the employment agreement without good reason upon 60 days’ prior written notice to Scotts LLC, which notice period may be waived by Scotts LLC. In the event of Ms. Stump’s voluntary termination, Scotts LLC shall pay to Ms. Stump (1) her accrued and unpaid base salary through the effective date of termination (within 30 days of termination) and (2) all other benefits to which Ms. Stump has a vested right as of the effective date of termination under the applicable terms of Scotts LLC’s other plans and programs.

In the event that Ms. Stump is terminated by Scotts LLC without cause or by Ms. Stump with good reason (as such terms are defined in the employment agreement) unrelated to a change in control, Ms. Stump shall be entitled to receive (1) all accrued and unpaid base salary through the effective date of termination (within 30 days of termination), (2) a lump sum payment equal to two times her base salary then in effect, (3) a lump sum payment equal to one time her target annual bonus award then in effect, (4) a lump sum payment representing Scotts LLC’s portion of the monthly cost of her medical and dental insurance benefits as of the effective date of termination multiplied by twelve and (5) all other benefits to which Ms. Stump has a vested right as of the effective date of termination under Scotts LLC’s other plans and programs. The lump sum payments described above are payable within 70 days of the effective date of termination and are subject to Ms. Stump signing and not revoking a release within 60 days following her termination.
If Scotts LLC terminates Ms. Stump for cause, Scotts LLC shall pay Ms. Stump her base salary through the effective date of termination (within 30 days following her termination) and Ms. Stump shall immediately forfeit all other rights and benefits (other than vested benefits) she would otherwise be entitled to receive under the employment agreement.
In the event that, within two years following a change in control, Scotts LLC terminates Ms. Stump for any reason other than death, disability or cause or Ms. Stump terminates her employment for good reason, Scotts LLC shall pay to Ms. Stump (1) her accrued and unpaid base salary through the effective date of termination (within 30 days of termination), (2) a lump sum payment equal to two times her annual base salary then in effect, (3) a lump sum payment equal to two times her target annual bonus award then in effect, (4) a lump sum payment equal to a prorated target annual bonus award based on her target bonus opportunity for the fiscal year in which the termination occurs, (5) a lump sum payment representing Scotts LLC’s portion of the monthly cost of her medical and dental insurance benefits as of the effective date of termination multiplied by 24 and (6) all other benefits to which Ms. Stump has a vested right as of the effective date of termination under Scotts LLC’s other plans and programs.
Under the terms of the employment agreement, Scotts LLC will indemnify and hold harmless Ms. Stump against any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses, losses and damages resulting from her performance of her duties and obligations under the terms of the agreement, provided that Ms. Stump acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of Scotts LLC or its shareholders and, with respect to criminal actions, she had no reasonable cause to believe her conduct was unlawful. The employment agreement does not supersede or nullify Ms. Stump’ existing confidentiality, noncompetition and nonsolicitation agreement with Scotts LLC, which agreement remains in full force and effect.
The foregoing description of Ms. Stump’s employment agreement with Scotts LLC is qualified in its entirety by reference to the full text of the employment agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.
     On December 13, 2007, the Registrant issued a press release in which the Registrant provided an outlook of its expected financial performance for the fiscal year ending September 30, 2008. A copy of the press release is included with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (a) through (c) Not applicable.
     (d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement for Denise S. Stump, executed by The Scotts Company LLC on November 19, 2007 and by Denise S. Stump on December 11, 2007 and effective as of October 1, 2007.

99.1	Press Release issued by The Scotts Miracle-Gro Company on December 13, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: December 17, 2007	By:	/s/ David C. Evans
		Name:	David C. Evans
		Title:	Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Employment Agreement for Denise S. Stump, executed by The Scotts Company LLC on November 19, 2007 and by Denise S. Stump on December 11, 2007 and effective as of October 1, 2007.

99.1	Press Release issued by The Scotts Miracle-Gro Company on December 13, 2007